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                                 Subsidiaries
                                 ------------

Subsidiary and Name                            Jurisdiction In
Under Which It Does Business                   Which Organized
----------------------------                   ---------------

Whirlpool Europe B.V./1/                          The Netherlands

Whirlpool Properties, Inc./1/                     Michigan

Whirlpool Financial Corporation                   Delaware

Whirlpool Financial National Bank/2/              A National Banking Association

Multibras S.A. Electrodomesticos/3/               Brazil



The names of the Company's other subsidiaries are omitted because, considered in the aggregate as a single subsidiary, such subsidiaries would not constitute a significant subsidiary as of December 31, 1996.



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1Wholly-owned by the Company
2Wholly-owned by Whirlpool Financial Corporation
3An affiliate of the Company which constitutes a significant subsidiary as of December 31, 1996